Exhibit 10.1
SECOND AMENDMENT TO LICENSE AGREEMENT

This Amendment, dated 19th June 2009 (“EFFECTIVE DATE OF AMENDMENT”), is by and between Adeona Pharmaceuticals (formerly Pipex Pharmaceuticals)  (“LICENSEE”) and the Regents of the University of Michigan ("MICHIGAN").

WHEREAS, LICENSEE and MICHIGAN entered into a license agreement dated August 3, 2005 and amended on August 26, 2008 (collectively, the "License Agreement"); and

WHEREAS, MICHIGAN and LICENSEE desire to modify certain provisions of the License Agreement as provided herein.

NOW THEREFORE, MICHIGAN and LICENSEE hereby agree as follows:

1.           Existing Paragraph 1.6  “PATENT RIGHTS” shall be deleted in its entirety and replaced with the following:

1.6           “PATENT RIGHTS” means MICHIGAN’S legal rights under the patent laws of the United States or relevant foreign countries for all of the following:

(a)           the following United States and foreign patents and/or patent applications, and divisionals, continuations (except continuations-in-part), and foreign counterparts of the same:

U.S. Issued Patent 7,416,741 entitled, “ Copper Lowering Treatment of Inflammatory and fibrotic diseases (UM 2169);

(b)           United States and foreign patents issued from the applications listed in subparagraph 1(a) above, including any reissued or reexamined patents based upon the same.

2.           Existing Paragraph 1.1 “FIELD OF USE” shall be deleted in its entirety and replaced with the following:

1.1         “FIELD OF USE” means the treatment of Alzheimer’s, Huntington’s, and Parkinson’s diseases.”

3.           Existing Paragraph 5.2  “DILIGENCE” shall be deleted in its entirety and replaced with the following:

5.2           As part of the diligence required by Paragraph 5.1, LICENSEE agrees to reach the following commercialization and research and development milestones for the LICENSED PRODUCTS and LICENSED PROCESSES (together the “MILESTONES”) by the following dates:

(a)
Initiate manufacturing under Good Manufacturing Practices (GMP) of bulk active pharmaceutical ingredient used in the LICENSED PRODUCTS within one (1) year of the EFFECTIVE DATE OF AMENDMENT. Provide written proof of manufacture of bulk active pharmaceutical ingredient to MICHIGAN;

(b)	File an investigational new drug (IND) application within twelve (12) months of the EFFECTIVE DATE OF AMENDMENT.

(c)	Initiate Phase I clinical trial within six months (6) of IND approval;

(d)	First COMMERCIAL SALE by December 31, 2016.

4.           LICENSEE shall reimburse MICHIGAN for back patent costs of $37,562.81 as follows:

(1) Within five (5) days of the EFFECTIVE DATE OF AMENDMENT: $10,000;
(2) Within six (6) months of the EFFECTIVE DATE OF AMENDMENT: $10,000;
(3) Within twelve (12) months of EFFECTIVE DATE OF AMENDMENT: $17,562.

6.           Existing Paragraph 3.1(e) shall be deleted in its entirety and replaced with the following:

LICENSEE shall pay to MICHIGAN minimum annual royalties ("Annual Fee").  This Annual Fee is accrued on June 30 of the years specified below, and is payable with the semi-annual report for the ROYALTY PERIOD in which the Annual Fee accrues.  LICENSEE may credit each Annual Fee in full against all royalties under subparagraphs (b) and (c) above otherwise due MICHIGAN for the prior July 1 through the June 30 on which the Annual Fee accrues.  The Annual Fees are:

(1)           In 2010-2014: $5,000 and

(2)           In 2015 and in each year thereafter during the term of this Agreement: $50,000.  Should this Agreement terminate or expire other than on a June 30, the Annual Fee for such portion of a year shall be determined by multiplying the amount set forth above for the given year by a fraction, the numerator of which shall be the number of days since the prior June 30 during which the Agreement is in effect and the denominator of which shall be three hundred and sixty-five.

7.           Existing Paragraph 13.1 shall be deleted in its entirety and replaced with the following:

13.1           Any notice, request, report or payment required or permitted to be given or made under this Agreement by either parity is effective when mailed if sent by recognized overnight carrier or certified mail, electronic mail followed by confirmation by regular U.S. mail, or registered mail (return receipt requested) to the address set forth below or such other address as such party specifies by written notice given in conformity herewith. Any notice, request, report or payment not so given is not effective until actually received by the other party.

To MICHIGAN:	To LICENSEE:

The University of Michigan	Adeona Pharmaceuticals
Office of Technology Transfer	3930 Varsity Drive
1214 S. University Ave. 2nd Floor	Ann Arbor, MI 48108
Ann Arbor, MI 48104-2592

Attn: File No. 2169	Attn: Steve H. Kanzer

8.           Except as specifically modified and amended above, all other terms and conditions of the License Agreement remain unchanged and in effect and are hereby ratified and adopted as though fully set forth herein.

IN WITNESS WHEREOF, the parties have entered into this Amendment to the Amended Agreement as of the date and year first above-written.

LICENSEE	THE REGENTS OF THE UNIVERSITY OF MICHIGAN

By:	By

Title:	Title